Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”) dated as of May 22, 2013, among Global Cash Access Holdings, Inc., a Delaware corporation (“Holdings”), Global Cash Access, Inc. (the “Borrower”), a Delaware corporation, each Subsidiary Guarantor, the Lenders party hereto and Deutsche Bank Trust Company Americas, as Administrative Agent.  Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Credit Agreement referred to below.

W I T N E S S E T H :

WHEREAS, Holdings, the Borrower, the Lenders and Deutsche Bank Trust Company Americas, as Administrative Agent are parties to that certain Credit Agreement, dated as of March 1, 2011 (as amended, restated, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”); and

WHEREAS, subject to the terms and conditions of this Second Amendment, the parties hereto wish to amend the Credit Agreement as herein provided;

NOW, THEREFORE, it is agreed:

I.             Amendments to the Credit Agreement.

1.     The definition of “Additional Lender” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “2.14(a)” appearing therein and inserting the text “2.14(d)” in lieu thereof.

2.     The definition of “Applicable Margin” appearing in Section 1.01 of the Credit Agreement is hereby restated in its entirety as follows:

“Applicable Margin” shall mean a percentage per annum equal to (i) (x) prior to the Second Amendment Effective Date, in the case of Term Loans maintained as (A) Base Rate Loans, 4.50%, and (B) LIBOR Loans, 5.50% and (y) on or after the Second Amendment Effective Date, in the case of Term Loans maintained as (A) Base Rate Loans, 2.00% and (B) LIBOR Loans, 3.00%; (ii) in the case of Revolving Loans maintained as (A) Base Rate Loans, 4.50% and (B) LIBOR Loans, 5.50%; and (iii) in the case of Swingline Loans, 4.50%.

3.     The definition of “Base Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “2.50% per annum” appearing therein and inserting the text “with respect to Term Loans, 2.00% per annum, and, with respect to Revolving Loans and Swingline Loans, 2.50% per annum” in lieu thereof.

4.     The definition of “Incremental Amendment” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “2.14(a)” appearing therein and inserting the text “2.14(d)” in lieu thereof.

5.     The definition of “Incremental Facility Closing Date” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “2.14(a)” appearing therein and inserting the text “2.14(d)” in lieu thereof.

6.     The definition of “LIBO Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “1.50%” appearing therein and inserting the text “with respect to Term Loans, 1.00% per annum, and with respect to Revolving Loans and Swingline Loans, 1.50% per annum” in lieu thereof.

7.     The definition of “Yield Differential” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “2.14(a)” appearing therein and inserting the text “2.14(b)” in lieu thereof.

8.     Section 1.01 of the Credit Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:

“Incremental Term Loan Tranche” shall have the meaning provided in Section 2.14(a).”

“Incremental Term Loans” shall have the meaning provided in Section 2.14(a).”

“New RL Lender” shall have the meaning provided in Section 2.14(c).”

“Revolving Loan Commitment Increase” shall have the meaning provided in Section 2.14(a).”

“Second Amendment” shall mean the Second Amendment to the Credit Agreement, dated as of May 22, 2013, among Holdings, Borrower, each Subsidiary Guarantor, the Lenders party thereto and the Administrative Agent.”

“Second Amendment Effective Date” shall have the meaning provided in the Second Amendment.”

“Senior Secured Leverage Ratio” shall mean, on any date of determination, the ratio of (x) Consolidated Indebtedness that is secured by Liens on such date to (y) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that for purposes of any calculation of the Senior Secured Leverage Ratio pursuant to Section 2.14 only, the Senior Secured Leverage Ratio (and Consolidated EBITDA and Consolidated Indebtedness as used therein) shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of “Pro Forma Basis” contained herein, taking into account all items as described therein from the beginning of the relevant Calculation Period through and including the date upon which the relevant transaction is occurring which requires a determination to be made on a Pro Forma Basis.”

9.     Section 2.14 to the Credit Agreement is hereby restated in its entirety as follows:

“2.14      Incremental Credit Extensions.        (a) The Borrower may at any time or from time to time after the Second Amendment Effective Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request one or more (x) additional tranches of  term loans (each such additional tranche under this clause (x), an “Incremental Term Loan Tranche” and the term loans made under any such Incremental Term Loan Tranche, the “Incremental Term Loans”) and (y) one or more increases in the amount of the Revolving Loan Commitment (each such increase under this clause (y), a “Revolving Loan Commitment Increase”); provided that (i) both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Default or Event of Default shall have occurred and be continuing and at the time that any such Incremental Term Loans are made or Revolving Loan Commitment Increase is provided no Default or Event of Default shall have occurred and be continuing or result therefrom, (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date such Incremental Term Loans or Revolving Loan Commitment Increase are made (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date), (iii) the Borrower shall have demonstrated to the Administrative Agent’s reasonable satisfaction that the full amount of the respective Incremental Term Loan Tranche or Revolving Loan Commitment Increase may be incurred without violating the terms of any other material debt of Holdings and its Subsidiaries, (iv) (x) calculations are made by the Borrower with respect to the Total Leverage Ratio, determined on a  Pro Forma Basis as of the last day of the Calculation Period most recently ended prior to the date of the incurrence of any such Incremental Term Loans or the provision of any such Revolving Loan Commitment Increase, as the case may be, and such calculations shall show a Total Leverage Ratio that is less than or equal to 0.25 less than the maximum Total Leverage Ratio set forth in Section 10.09 for the Fiscal Quarter then most recently ended and (y) calculations are made by the Borrower with respect to the Interest Expense Coverage Ratio, determined on a  Pro Forma Basis as of the last day of the Calculation Period most recently ended prior to the date of the incurrence of any such Incremental Term Loans or the provision of any such Revolving Loan Commitment Increase, as the case may be, and such calculations shall show an Interest Expense Coverage Ratio that is greater than or equal to 0.25 greater than the minimum Interest Expense Coverage Ratio set forth in Section 10.08 for the Fiscal Quarter then most recently ended, (v) each Incremental Term Loan Tranche or the amount of the Revolving Loan Commitment Increase, as applicable, shall be in an aggregate principal amount that is not less than $5,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth in the next clause (vi)), (vi) the aggregate amount of all Incremental Term Loans made and all Revolving Loan Commitment Increases (taken together) provided pursuant to this Section 2.14 does not exceed the sum of (A) $50,000,000 plus (B) an additional amount if, after giving effect to the incurrence of such additional amount, the Senior Secured Leverage Ratio does not exceed 2.50:1.00, determined on a Pro Forma Basis as of the last day of the Calculation Period most recently ended prior to the date of the incurrence of any such Incremental Term Loans or the provision of any such Revolving Loan Commitment Increase, as the case may be (and in the case of any Revolving Loan Commitment Increase, assuming the full utilization thereof, whether or not actually utilized on the first day of such Calculation Period) and (vii) the Borrower shall have delivered to the Administrative Agent and each Lender a certificate executed by an Authorized Officer of the Borrower, (A) certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i) through (vi), inclusive, and (B) containing the calculations (in reasonable detail)  required by the preceding clauses (iv), (v) and (vi).  All Incremental Term Loans and Revolving Loans, Swingline Loans and Letters of Credit under any Revolving Loan Commitment Increase (and all interest, fees and other amounts payable thereon)  shall be Obligations under this Agreement and the other applicable Credit Documents and shall be secured by the Security Documents, and guaranteed under the Subsidiaries Guaranty, on a pari passu basis with all other Obligations secured by the Security Documents and guaranteed under the Subsidiaries Guaranty.

(b)           Each Incremental Term Loan Tranche shall be treated substantially the same as the existing Term Loans (in each case, including with respect to mandatory and voluntary prepayments); provided, however, that (i) the interest rate applicable to the Incremental Term Loans may differ from that applicable to the existing Term Loans, but if the “effective yield” applicable to a given tranche of Incremental Term Loans (which, for such purposes only, shall be deemed to take account of any interest rate benchmark floors, recurring fees and all upfront or similar fees or original issue discount (amortized over the shorter of (x) the weighted average life of such loans and (y) four years) payable to all Lenders providing such Incremental Term Loans but exclusive of any arrangement, structuring or other fees payable in connection therewith that are not shared with all Lenders providing such Incremental Term Loans) determined as of the initial funding date for such Incremental Term Loans exceeds the “effective yield” then applicable to any Term Loans or any other tranche of Incremental Term Loans (determined on the same basis as provided in the preceding parenthetical, with the comparative determination to be made in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practice) by more than 0.50% (the amount of such excess being the “Yield Differential”), the Applicable Margin for such existing Term Loans (including, for the avoidance of doubt, Revolving Loans) subject to a Yield Differential shall automatically be increased by the Yield Differential effective upon the making of the applicable Incremental Term Loans, (ii) the final stated maturity date for a given tranche of Incremental Term Loans may be later (but not sooner) than the latest Maturity Date hereunder, (iii) the amortization requirements for a given tranche of Incremental Term Loans may differ, so long as the average weighted life to maturity of such Incremental Term Loans is no shorter than the average weighted life to maturity applicable to the then outstanding Term Loans, and (iv) the other terms of a given tranche of Incremental Term Loans may differ if reasonably satisfactory to the Administrative Agent.

(c)           Upon each increase in the Revolving Loan Commitments pursuant to a Revolving Loan Commitment Increase, (A) each RL Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Loan Commitment Increase (each a “New RL Lender”) in respect of such increase, and each such New RL Lender will automatically and without further act be deemed to have assumed, a portion of such RL Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swingline Loans held by each RL Lender (including each such New RL Lender) will equal the percentage of the aggregate Revolving Loan Commitments of all RL Lenders represented by such RL Lender’s Revolving Loan Commitment and (B) if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Revolving Loan Commitment Increase be prepaid from the proceeds of additional Revolving Loans made hereunder (reflecting such increase in Revolving Loan Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any RL Lender in accordance with Section 2.11.  The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(d)           Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Term Loan Tranche or Revolving Loan Commitment Increase.  Incremental Term Loans may be made, and Revolving Loan Commitment Increases may be provided, by any existing Lender or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”), provided that (x) the Administrative Agent shall have consented to such Lender’s or Additional Lender’s making any such Incremental Term Loan, or providing any such Revolving Loan Commitment Increase, if such consent would be required under Section 13.04(b) for an assignment of Loans to such Lender or Additional Lender and (y) in the case of any Revolving Loan Commitment Increase, the Issuing Lender shall have consented to each New RL Lender (such consent to not be unreasonably withheld, delayed or conditioned).  Commitments in respect of Incremental Term Loan Tranche and Revolving Loan Commitment Increases shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Credit Documents, executed by Holdings, the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent.  The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section, provided, however, that no such amendment shall amend, modify or supplement any matter described in the first or second proviso of Section 13.12(a) without the consent of the requisite Lenders as provided in Section 13.12(a).  The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 7 (it being understood that all references to “the Borrowing Date” or similar language in such Section 7 shall be deemed to refer to the effective date of such Incremental Amendment) and such other conditions as the parties thereto shall agree.  The Borrower will use the proceeds of (x) any Incremental Term Loans only to finance a Permitted Acquisition or make Capital Expenditures and to pay fees and expenses related to such uses and to the incurrence of such Incremental Term Loans and (y) any Loans made pursuant to a Revolving Loan Commitment Increase for the working capital and general corporate purposes of the Borrower and its Subsidiaries.  No Lender shall be obligated to provide any Incremental Term Loans or any portion of any Revolving Loan Commitment Increase unless it so agrees.

(e)           This Section 2.14 shall supersede any provisions in Section 13.06 or 13.12 to the contrary.”

10.  Section 4.01(f) is hereby amended by (i) deleting the text “first anniversary” appearing therein and inserting the text “six month anniversary” in lieu thereof and (ii) deleting the text “Effective Date” appearing therein and inserting the text “Second Amendment Effective Date” in lieu thereof.

11.  Section 5.01(a)(vi) is hereby amended by (i) deleting the text “first anniversary” appearing therein and inserting the text “six month anniversary” in lieu thereof and (ii) deleting the text “Effective Date” appearing therein and inserting the text “Second Amendment Effective Date” in lieu thereof.

II.            Amendments and Modifications to the Subsidiaries Guaranty.

1.     Section 1(a) of the Subsidiaries Guaranty is hereby amended by inserting the following paragraph, as the final paragraphs, in Section 1(a):

“As used herein, the term Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

As used herein, the term Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

As used herein, the term Qualified ECP Guarantor shall mean, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

As used herein, the term Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any Secured Hedging Agreement that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.”

2.     Section 1(a)(ii) of the Subsidiaries Guaranty is hereby amended by adding the following text immediately after the text “Other Obligations” appearing in such Section:

“; provided that the Other Obligations shall not include any Excluded Swap Obligations”.

3.   The Subsidiaries Guaranty is hereby further amended by inserting the following new Section 25 immediately after Section 24 thereof:

“25.  KEEPWELL.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 25 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 25, or otherwise under this Guaranty, as it relates to such other Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the payment in full of the Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 25 constitute, and this Section 25 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

III.          Amendments and Modifications to the Pledge Agreement.

1.     Section 1(ii) of the Pledge Agreement is hereby amended by adding the following text immediately after the text “Other Obligations” appearing in such Section:

“; provided that the Other Obligations shall not include any Excluded Swap Obligations (as defined in the Subsidiary Guaranty)”.

IV.          Amendments and Modifications to the Security Agreement.

1.     The definition of “Obligations” appearing in Article VIII of the Security Agreement is hereby amended by adding the following text immediately after the text “Other Obligations” appearing in such definition:

“; provided that the Other Obligations shall not include any Excluded Swap Obligations (as defined in the Subsidiary Guaranty)”.

V.            Miscellaneous Provisions.

1.     In order to induce the Lenders to enter into this Second Amendment, the Borrower hereby represents and warrants that:

(a)           no Default or Event of Default exists as of the Second Amendment Effective Date (as defined below), both before and immediately after giving effect to this Second Amendment; and

(b)           all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Second Amendment Effective Date, both before and after giving effect to this Second Amendment, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood and agreed that (x) any representation or warranty made as of a specific date or for a given period shall be true and correct in all material respects as of such specified date or such given period, as the case may be and (y) any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date).

2.     This Second Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement or the other Credit Documents or any of the other instruments or agreements referred to therein, or (ii) prejudice any right or rights which any of the Lenders or the Administrative Agent now have or may have in the future under or in connection with the Credit Agreement, the Credit Documents or any of the other instruments or agreements referred to therein.

3.     This Second Amendment may be executed in any number of counterparts (including by way of facsimile or other electronic transmission) and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4.     THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5.     In connection with the transactions contemplated by this Second Amendment, if any Lender holding outstanding Term Loans does not consent to this Second Amendment (each, a “Non-Consenting Term Lender”) such Non-Consenting Term Lender shall be replaced, as a condition precedent to the occurrence of the Second Amendment Effective Date, by one or more Replacement Lenders (who shall acquire by way of assignment 100% of the outstanding principal of Term Loans of any Non-Consenting Term Lender) in accordance with Sections 2.13 and 13.04(b) (it being understood and agreed that this Second Amendment does not constitute a commitment of the Administrative Agent or any Lender to act as a Replacement Lender).  Each party hereto hereby agrees that the Administrative Agent shall have the right (and hereby authorizes the Administrative Agent) to effect the assignment required to replace such Non-Consenting Term Lender with a Replacement Lender pursuant to a master Assignment and Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, and, in each case, without the consent of such Non-Consenting Term Lender or any other Lender (other than the respective Replacement Lender or Lenders).

6.     This Second Amendment shall become effective on the date (the “Second Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(i)            Holdings, the Borrower, each Subsidiary Guarantor, the Required Lenders and each Lender with outstanding Term Loans (including any Replacement Lender that replaces a Non-Consenting Term Lender pursuant to clause 5 above) shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention:  Michael Brown (facsimile number: 212-354-8113 / e-mail address: michael.brown@ny.whitecase.com);

(ii)           if there are any Non-Consenting Term Lenders, each such Lender shall have been replaced in full (and its Term Loans assigned) in accordance with preceding Section 5;

(iii)          on the Second Amendment Effective Date, the Borrower shall have paid in full and in cash (x) all accrued but unpaid interest (whether or not then payable) on the Term Loans and (y) all breakage fees (if any) required to be paid to any replaced Non-Consenting Term Lender; and

(iv)          the Borrower shall have paid to the Administrative Agent (or its applicable affiliate) all fees, costs and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Administrative Agent (or its applicable affiliate) to the extent then due.

7.             The Borrower hereby acknowledges and agrees that all indemnities pursuant to the Credit Agreement (including, without limitation, for any breakage costs as a result of assignments as contemplated by preceding Section 5 to the extent not already paid to the respective Non-Consenting Term Lender) shall survive with respect to any Non-Consenting Term Lender for all periods during which such Non-Consenting Term Lender was a Lender pursuant to the Credit Agreement.

8.             Each Subsidiary Guarantor, by its signature below, hereby (a) acknowledges and agrees to the Second Amendment and (b) confirms that (i) its Guaranty and each Credit Document to which it is a party remains in full force and effect and (ii) its Guaranty and each Credit Document to which it is a party covers all Obligations, in each case after giving effect to this Second Amendment.

9.     This Second Amendment shall constitute a “Credit Document” for purposes of the Credit Agreement and the other Credit Documents.

10.  From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

*      *      *

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Amendment to be duly executed and delivered as of the date first above written.

GLOBAL CASH ACCESS HOLDINGS, INC.

By:	/s/ Mary E. Higgins
Name: Mary E. Higgins
Title: Chief Financial Officer

GLOBAL CASH ACCESS, INC.

By:	/s/ Mary E. Higgins
Name: Mary E. Higgins
Title: Chief Financial Officer

CENTRAL CREDIT, LLC

By:	/s/ Mary E. Higgins
Name: Mary E. Higgins
Title: Chief Financial Officer

ARRIVA CARD, INC.

By:	/s/ Mary E. Higgins
Name: Mary E. Higgins
Title: Chief Financial Officer

Signature Page to Second Amendment

DEUTSCHE BANK TRUST COMPANY AMERICAS,
Individually and as Administrative Agent

By:	/s/ Michael Getz
Name: Michael Getz
Title: Vice President

By:	/s/ Lisa Wong
Name: Lisa Wong
Title: Vice President

Signature Page to Second Amendment

SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG GLOBAL CASH ACCESS HOLDINGS, INC., GLOBAL CASH ACCESS, INC., EACH SUBISIDIARY GUARANTOR, THE LENDERS PARTY THERETO AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

Deutsche Bank Trust Company Americas
By: DB Services New Jersey, Inc.

By:	/s/ Angeline Quintana
Name: Angeline Quintana
Title: Assistant Vice President

By:	/s/ Deirdre Cesario
Name: Deirdre Cesario
Title: Assistant Vice President

Signature Page to Second Amendment

SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG GLOBAL CASH ACCESS HOLDINGS, INC., GLOBAL CASH ACCESS, INC., EACH  SUBISIDIARY GUARANTOR, TH E LENDERS PARTY THERETO AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

WELLS FARGO BANK

By:	/s/ Olga E. Wisnicky
Name: Olga E Wisnicky
Title: Vice President

Additional participating signature pages available upon request.

Signature Page to Second Amendment